Dear Customer,

I am very pleased to announce that NEON will be joining forces with RCN to create one of the industry’s leading providers of communication services. Our companies jointly announced today that RCN will be acquiring NEON Communications Group Inc. in its entirety, including all business assets and employees.

RCN Corporation is one of the largest facilities-based competitive providers of bundled phone, cable and high speed Internet services delivered over its fiber-optic network. It operates in the most densely populated markets in the U.S, including Boston, New York, Eastern Pennsylvania, Washington, D.C., Chicago, and Los Angeles. RCN trades on The Nasdaq National Market under the ticker symbol RCNI.

Over the years, NEON and RCN’s business solutions division (www.rcnbusinesssolutions.com) have had a strong working relationship. Through that experience, RCN has come to recognize that NEON’s core value lies in the skills and expertise of its team, and this is one of the main reasons NEON was such an attractive target to them.

The companies have complementary networks and service sets. Through this merger, our customers will gain access to an enhanced set of services, additional on-net buildings and an expanded geography including a network in Chicago and deeper capillarity in New York City and Washington DC. The combined entity will have more than 14,000 route miles and more than 1,000 on-net buildings

Our customers and employees will remain at the heart of the new company. We look forward to providing the same high level of service you have come to expect from us. Long term, our plan is to leverage the resources and talents of the combined company to deliver even greater value to you, our customers.

We will keep you informed regarding the status of our efforts. In the meantime, you should feel free to contact a member of your sales team with any questions or for further information.

Best regards,

Kurt Van Wagenen
President & Chief Executive Officer

Forward Looking Statements. A number of the matters discussed in this message that are not historical or current facts deal with potential future circumstances and developments, in particular, information regarding the new company, including expected synergies resulting from the merger of RCN and NEON, combined operating and financial data, future plans, and whether and when the transactions contemplated by the merger agreement will be consummated. The discussion of such matters is qualified by the inherent risks and uncertainties surrounding future expectations generally and also may materially differ from actual future experience involving any one or more of such matters. Such risks and uncertainties include: the result of the review of the proposed merger by various regulatory agencies, and any conditions imposed on the new company in connection with consummation of the merger; approval of the merger by the stockholders of NEON and satisfaction of various other conditions to the closing of the merger contemplated by the merger agreement; and the risks that are described from time to time in NEON’s reports filed with the SEC, including NEON’s annual report on Form 10-K for the year ended September 30, 2006, as such reports may have been amended. This message speaks only as of its date, and NEON disclaims any duty to update the information herein.

Additional Information and Where to Find It. NEON will file a definitive proxy statement with the U.S. Securities and Exchange Commission (SEC) in connection with the proposed transaction. INVESTORS AND STOCKHOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION AND THE PARTIES THERETO. The definitive proxy statement will be mailed to stockholders of NEON. The definitive proxy statement and other documents filed by NEON with the SEC will be available free of charge at the SEC’s website (www.sec.gov), NEON’s website (www.neoninc.com) or from NEON directly by making a request to NEON Communications Group Inc., 2200 West Park Drive, Westborough, MA 01581, Attention: Investor Relations (telephone: 508-616-7800).

Participants In Solicitation. NEON and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. Information concerning NEON’s participants is set forth in the proxy statement, dated January 29, 2007, for NEON’s 2006 annual meeting of shareholders as filed with the SEC on Schedule 14A. Additional information regarding the interests of participants of NEON in the solicitation of proxies in respect of the merger will be included in the proxy statement to be filed with the SEC.